Exhibit 32.1
APACHE CORPORATION
Certification of Chief Executive Officer
and Chief Financial Officer
     I, G. Steven Farris, certify that the Quarterly Report of Apache Corporation on Form 10-Q for the quarterly period ending March 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Corporation.

/s/ G. Steven Farris

By:	G. Steven Farris
Title:	President, Chief Executive Officer and Chief Operating Officer
     I, Roger B. Plank, certify that the Quarterly Report of Apache Corporation on Form 10-Q for the quarterly period ending March 31, 2006, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. §78m or §78o (d)) and that information contained in such report fairly represents, in all material respects, the financial condition and results of operations of Apache Corporation.

/s/ Roger B. Plank

By:	Roger B. Plank
Title:	Executive Vice President and Chief Financial Officer